UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2006

Majesco Entertainment Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-70663	06-1529524
(Commission File Number)	(IRS Employer Identification No.)
160 Raritan Center Parkway, Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

(732) 225-8910

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.02 - Termination of a Material Definitive Agreement.

On August 11, 2006, Dick Wnuk resigned as Executive Vice President Global Sales, which resignation shall take effect on August 18, 2006. Mr. Wnuk will continue to work with the Company as a consultant, on a temporary basis, the terms of which arrangement are not material to the Company. A description of the terms and conditions of Mr. Wnuk's former employment is set forth in a Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 17, 2005, which description is incorporated herein by reference. The Company incurred no termination penalties in connection with this resignation.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 11, 2006, Dick Wnuk resigned as Executive Vice President Global Sales. In connection with Mr. Wnuk's resignation, his employment arrangement with the Company will terminate, effective August 18, 2006.

Section 8 – Other Events

Item 8.01 – Other Events.

(a)    On July 21, 2006, Jesse Sutton, the Company's President, Joseph Sutton, Executive Vice President of Research and Development, and Adam Sutton, an employee of the Company, each adopted prearranged trading plans in accordance with the guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934.

Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock. The plans may be entered into only when the director or officer is not in possession of material non-public information.

Pursuant to the Plans entered into by Messrs. Joseph and Adam Sutton, a maximum of 132,000 shares may be sold based on limit orders. Such sales would represent less than 6% of ordinary shares owned by each of these individuals. Pursuant to the Plan entered into by Mr. Jesse Sutton, a maximum of 370,000 shares may be sold based on limit orders, which represents approximately 17% of the total shares owned by him.

(b)    On August 18, 2006, the Company entered into a consulting agreement with Dick Wnuk, who resigned, effective as of such date, as the Company's Executive Vice President Global Sales. Under the terms of the consulting agreement, Mr. Wnuk will focus on expanding the Company's international sales network, advising on the Company's video game publishing business, and seeking new business initiatives and opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco Entertainment Company (Registrant)
Date: August 16, 2006	By:	/s/ Morris Sutton
Morris Sutton Interim Chief Executive Officer